Exhibit 99.1

IPASS REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

•	Slightly weaker than expected first quarter revenue of $14.3 million

•	GAAP net loss of $4.3 million in range of guidance

•	Demand for connectivity continues to ramp; March 2017 reached the highest consumption of network hours ever

REDWOOD SHORES, Calif. - May 3, 2017 - iPass Inc. (NASDAQ GS: IPAS), a leading provider of global mobile connectivity, reported total revenue of $14.3 million, GAAP net loss of $4.3 million, and Adjusted EBITDA loss of $3.4 million for the quarter ended March 31, 2017.

"Revenue in the first quarter was a disappointment, and evidence that business turnarounds do not progress on a straightline,” said Gary Griffiths, president and CEO. “That said, while not evident in the numbers, there were several extremely positive developments in this quarter, especially as related to our product and technology. iPass SmartConnect™ continues lead the pack in intelligent connection management, which increases employee productivity, reducing mobility costs, and improving mobile data security for businesses. For mobile operators and other strategic partners, iPass SmartConnect offers better quality-of-service for consumers, while increasing margins for the operators. Today, we have more than dozen iPass SmartConnect partners actively deploying or testing iPass SmartConnect in multiple countries across six continents. These operators are seeing the margin advantages of using Wi-Fi to supplement cellular data, especially critical as consumers increasingly demand unlimited data plans. While revenue from these and related partnerships is being recognized more slowly than we’d hoped, the demand is there and is growing. We remain undeterred on the path we started down two years ago, as the world of global connectivity is a much different place in 2017 than it was in 2015. I remain confident in our approach and glad that we took bold actions when we did.”

Quarterly Metrics

•
Annual Contract Value (ACV), defined as the annualized sales value under committed contract for newly acquired or significant upsell customers signed, in Q1'17 totaled $0.8 million, 91% on enterprise deals. In addition to ACV, iPass closed a $1.9 million renewal with upsell, but since it does not commit the customer to revenue above its current run rate, the upsell doesn't meet the ACV definition. It does, however, extend the term and lock in the revenue over the next twelve months. ACV was $4.8 million for Q4’16 and $2.1 million for Q1’16.

•
Customer Churn, defined as the annualized impact on revenue based on the prior quarter run-rate of any customer that terminates or has write-down of committed contract value, was $1.2 million in Q1'17, compared to $4.3 million for Q4’16 and $0.6 million for Q1'16.

•
Backlog Conversion, which tracks the recognition of revenue from ACV closed in the prior year, was $0.9 million incremental in Q1'17. As reported in Q4'16, iPass had $8.0 million of incremental year-over-year revenue expected in full 2017 over full 2016 from the backlog existing at December 31, 2016. Through the first quarter, 11.0% of that backlog was recognized incrementally into 2017 revenue.

•
Investment in Network Access Costs (NAC) was adverse to Gross Margin in Q1'17, as cost per hour increased 12% over Q4'16, from $3.69 per hour to $4.14 per hour. A combination of network issues that throttled usage early in the quarter and resulted in lower pay-per-use revenue and the investment in additional network capacity that iPass announced in Q4'16 resulted in gross margin of 21.2%, down from 34.9% in Q4'16. March 2017 usage rebounded considerably, resulting in 865,000 hours consumed, the largest month since iPass started tracking Wi-Fi usage in 2010. As a point of reference, network access cost per hour was $3.66 in March 2017, more in line with Q4'16.

•
The efforts to improve connection success rates on the iPass SmartConnect technology have been extremely effective, on certain customer cohorts improving rates from 65% to above 85% over the last six months. One unintended consequence to maximizing connection success rates adversely impacted revenue in Q1’17 by blacklisting several hundred thousand marginal hotspots. With a substantial portion of iPass revenue still contingent on pay-per-use customers, eliminating successful connections, even those at a lower success rate, did result in approximately 3% lower pay-per-use revenue quarter over quarter. iPass continues to optimize these algorithms to improve connection success without adversely impacting pay-per-use usage revenue.

Financial Outlook
"While 2017 started slow, not unlike 2016, we maintain a clear path to recognizing revenue from our backlog of deals signed last year. And although first quarter ACV was lower than expected, our pipeline is filling rapidly with strategic partner opportunities to use our iPass SmartConnect technology as the backbone of their consumer data offerings. We remain confident in meeting the annual guidance for 2017."

Financial Guidance

For the year ending December 31, 2017, iPass confirms the prior annual guidance provided:

Total Revenue	$69.0 - $73.0 million
Adjusted EBITDA Loss (1)	($4.5) - ($2.0) million

(1)	A reconciliation of Adjusted EBITDA loss to GAAP net loss is provided in the attached schedules. The accompanying guidance for Adjusted EBITDA loss excludes foreign exchange gain or loss estimates.

Selected Financial Results

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
(unaudited; in millions)
Revenue Mobile Connectivity Services	$14.3	$16.1	$14.7
Enterprise	11.3	12.1	12.2
Strategic Partnerships	2.6	3.5	1.9
Legacy iPC	0.4	0.5	0.6

Network Access Costs	9.6	8.8	7.4
Gross Margin (1)	21.2%	34.9%	35.2%

Network Operations Expense	1.7	1.7	2.1
R&D, S&M, and G&A Expense	7.2	7.0	8.0
Restructuring Expense	—	—	0.7
Total Operating Expenses	8.9	8.7	10.8

Other Income (Expense)	(0.1)	0.1	(0.2)
GAAP Total Net Loss	(4.3)	(1.3)	(3.7)

Adjusted EBITDA Loss (2)	(3.4)	(0.5)	(2.0)

	As of
	March 31, 2017	December 31, 2016	March 31, 2016
Shares of Common Stock Outstanding at Period End	66.4	66.4	64.5
Cash and Cash Equivalents	$13.5	$16.1	$17.2
Deferred Revenue (Short-term plus Long-term)	$3.2	$2.5	$2.3

(1)	Gross Margin is defined as Total Revenue less Network Access Costs less Network Operations expense divided by Total Revenue.

(2)	See “Information Regarding Non-GAAP Financial and Operational Measures” for a definition of iPass Adjusted EBITDA.

Key Operating Metrics
iPass tracks key metrics to evaluate operating performance. Wi-Fi Network Users (Enterprise and Strategic Partnerships) is the number of iPass platform users each month in a given quarter that used Wi-Fi network services from iPass. Active Platform Users is the number of users who were billed platform fees and who have used or deployed the platform during the period. This metric excludes UNLIMITED subscribers unless they have actively accessed network during the period. ACV represents the annualized sales value committed under contract for newly acquired customers or significant upsell, in total across Enterprise and Strategic Partnerships.

	For the Quarter Ended
(in thousands)	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016

Wi-Fi Network Users:
Enterprise	76	81	77	83	77
Strategic Partnerships	48	47	56	42	24
Total Wi-Fi Network Users	124	128	133	125	101

Total Active Platform Users	752	732	738	794	807

Hours Consumed	770	795	754	678	523

Annual Contract Value	$780	$4,771	$3,667	$2,287	$2,116

Conference Call
iPass will host a live conference call today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-888-487-0336 or direct at 1-719-325-2341 with a participant confirmation code of 5892734. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com. The webcast replay will be available until iPass reports its second quarter 2017 results.

The telephone replay dial-in numbers are 1-866-375-1919 and 1-719-457-0820 and will be available until May 12, 2017, 5:00 p.m. Pacific time. The confirmation code for the replay is 5892734.

Forward-Looking Statements
The statements in this press release: that iPass SmartConnect™ continues lead the pack in intelligent connection management, increasing employee productivity, reducing mobility costs, and improving mobile data security for businesses, that the demand is there and is growing, that the company continues to optimize its algorithms to improve connection success without adversely impacting usage revenue, that the company maintains a clear path to recognizing revenue from the backlog of deals signed last year, that the company remains confident in meeting the annual guidance, and statements relating to iPass’ projections of the year ending December 31, 2017, under the caption “Financial Guidance for the year ending December 31, 2017,” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that consumers and customers will not perceive the benefits of the iPass UNLIMITED, iPass EVERYWHERE and iPass INVISIBLE initiatives to be as iPass expects; the risk that iPass will not be able to achieve the cost savings that iPass currently expects; the risk that the “End of Life” of iPass’ legacy Mobile Office product may negatively impact customer retention and mobility revenues more than iPass expects; the risk that the iPass solution will not continue to achieve the market acceptance iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass does not accurately predict usage for its Enterprise flat rate price plans which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices at the rate iPass expects; the risk that demand for Mobility Services does not grow as iPass expects; the risk that strong competition in the market for Mobility Services could reduce demand for iPass’ services; and the risk that a meaningful portion of iPass business is international, which subjects iPass to additional risks such as currency fluctuations. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2017, and available at its Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.

In addition, investors and others should note that iPass announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. iPass also uses social media to communicate with its customers and the public about iPass, its products and services and other matters relating to its business and market. It is possible that the information iPass posts on social media could be deemed to be material information. Therefore, iPass encourages investors, the media, and others interested in iPass to review the information it posts on U.S. social media channels including the iPass Twitter Feed, the iPass LinkedIn Feed, the iPass Google+ Feed, the iPass Facebook Page, the iPass Blog, and the iPass Instagram account. These social media channels may be updated from time to time.

Information Regarding Non-GAAP Financial and Operational Measures
This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). iPass considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.

The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation and restructuring charges. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.

Furthermore, iPass believes the use of Adjusted EBITDA is useful to investors:

1.
To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2.	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3.	To facilitate comparisons to the operating results of other companies in the company’s industry, which may use similar financial measures to supplement their GAAP results.

Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than iPass does, which would limit its usefulness in comparing iPass’ financial results with those of such other companies.

The company defines a key operating metric, ACV, as the annualized sales value committed under contract for newly acquired customers or significant upsell, in total across the Enterprise and Strategic Partnership go-to-market strategies, in the period. Because ACV is not an alternative measure for GAAP revenue, but only an operational metric to provide insight on the health and progress of the sales pipeline and revised go-to-market strategy, the signing of committed contract value should not be assumed to have met the entire revenue recognition criteria. For example, while persuasive evidence of an arrangement always exist before reporting ACV, service may not yet have been provided to the customer or collections may not yet be determined to be reasonably assured. The company makes reasonable efforts to substantiate the viability of all reported ACV, but future events could change that conclusion. As an example, when a previously reported ACV customer fails to perform under the committed contract, such remaining calculated ACV will be reversed in the current period reported ACV.

About iPass Inc.
iPass (NASDAQ: IPAS) is a leading provider of global mobile connectivity, offering simple, secure, always-on Wi-Fi access on any mobile device. Built on a software-as-a-service (SaaS) platform, the iPass cloud-based service keeps its customers connected by providing unlimited Wi-Fi connectivity on unlimited devices. iPass is the world’s largest Wi-Fi network, with more than 60 million hotspots in more than 120 countries, at airports, hotels, train stations, convention centers, outdoor venues, inflight, and more. Using patented technology, the iPass SmartConnectTM platform takes the guesswork out of Wi-Fi, automatically connecting customers to the best hotspot for their needs. Customers simply download the iPass app to experience unlimited, everywhere, and invisible Wi-Fi.
iPass® is a registered trademark of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. All other trademarks are owned by their respective owners.
IR Contact: Kirsten Chapman / Becky Herrick, LHA Investor Relations, 415-433-3777, ipass@lhai.com

iPASS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$13,472	$16,072
Accounts receivable, net	10,934	12,361
Prepaid expenses	1,590	1,344
Other current assets	211	225
Total current assets	26,207	30,002
Property and equipment, net	2,202	2,485
Other assets	709	688
Total assets	$29,118	$33,175

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,583	$7,069
Accrued liabilities	3,609	3,874
Deferred revenue, short-term	3,126	2,412
Total current liabilities	13,318	13,355
Deferred revenue, long-term	91	67
Other long-term liabilities	1,034	1,123
Total liabilities	14,443	14,545
Stockholders’ equity:
Common stock	68	68
Additional paid-in capital	224,138	223,777
Accumulated deficit	(209,531)	(205,215)
Total stockholders’ equity	14,675	18,630
Total liabilities and stockholders’ equity	$29,118	$33,175

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Unaudited; in thousands, except share and per share data)

	Three Months Ended March 31,
	2017	2016
Revenue	$14,286	$14,731
Cost of revenues and operating expenses:
Network access costs	9,559	7,442
Network operations	1,692	2,098
Research and development	1,974	2,140
Sales and marketing	2,454	2,837
General and administrative	2,772	2,990
Restructuring charges and related adjustments	—	758
Total cost of revenue and operating expenses	18,451	18,265
Operating loss	(4,165)	(3,534)
Interest income, net	14	5
Foreign exchange loss, net	(49)	(110)
Loss before income taxes	(4,200)	(3,639)
Provision for income taxes	115	91
Net loss	(4,315)	(3,730)
Comprehensive loss	$(4,315)	$(3,730)

Net loss per share - basic and diluted
Net loss per share	$(0.07)	$(0.06)

Weighted average shares outstanding - basic and diluted	65,567,707	63,146,622

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Three months ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(4,315)	$(3,730)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	350	188
Depreciation and amortization	454	706
Deferred income taxes	—	1
Provision for doubtful accounts	39	61
Changes in operating assets and liabilities:
Accounts receivable	1,388	(432)
Prepaid expenses and other current assets	(232)	388
Other assets	(21)	(16)
Accounts payable	(435)	613
Accrued liabilities	(265)	(284)
Deferred revenue	738	(204)
Other liabilities	(89)	24
Net cash used in operating activities	(2,388)	(2,685)
Cash flows from investing activities:
Purchases of property and equipment	(222)	(1)
Net cash used in investing activities	(222)	(1)
Cash flows from financing activities:
Net proceeds from issuance of common stock	10	113
Principal payments for vendor financed property and equipment	—	(282)
Stock repurchase	—	(271)
Net cash provided by (used in) financing activities	10	(440)
Net decrease in cash and cash equivalents	(2,600)	(3,126)
Cash and cash equivalents at beginning of period	16,072	20,294
Cash and cash equivalents at end of period	$13,472	$17,168
Supplemental disclosures of cash flow information:
Net cash paid for taxes	$46	$45
Accrued amounts for acquisition of property and equipment	$322	$61

iPASS INC.
RECONCILIATION OF NON-GAAP TO GAAP METRICS
(Unaudited, in thousands)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
GAAP Net loss	$(4,315)	$(1,322)	$(3,730)
Interest income	(14)	(13)	(5)
Income tax expense	115	9	91
Depreciation of property and equipment	454	480	706
Stock-based compensation expense	350	328	188
Restructuring charges and related adjustments	—	—	758
Adjusted EBITDA loss	$(3,410)	$(518)	$(1,992)

Reconciliation of 2017 Guidance Adjusted EBITDA Loss to Total GAAP Net Loss

Full Year 2017	(Unaudited; in millions)
GAAP Net Loss	$(8.1)		$(5.6)
(a) Income tax expense		0.5
(b) Depreciation of property and equipment		2.1
(c) Stock-based compensation expense		1.0
Adjusted EBITDA Loss (1)	$(4.5)		$(2.0)

(1)	The guidance for Adjusted EBITDA loss excluded foreign exchange gain or loss estimates.